Exhibit 24.1

POWERS OF ATTORNEY

                By signing below, I hereby constitute and appoint Charles Smith, Vice President and Chief Financial Officer, Robert F. Hall, Vice President, Legal Affairs and Secretary and Luciano Ciarciello, Corporate Controller, my true and lawful attorneys and agents to do any and all acts and things and to execute any and all instruments in my name and behalf in my capacities as a director and/or officer of Norampac Inc., a Canadian corporation (the “Company”), and/or as a director and/or officer of one or more of the Company’s subsidiaries listed on Annex A (the “Subsidiary Guarantors”), that said attorneys and agents, or any of them, may deem necessary or advisable or that may be required to enable the Company and the Subsidiary Guarantors to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, in connection with a registration statement on Form F-4 and S-4 (or any other appropriate form) for the purpose of registering pursuant to the Securities Act up to US$250,000,000 million of 6 ¾% Senior Notes due 2013, and the guarantees thereof given by the Subsidiary Guarantors, to be issued in exchange for the Company’s outstanding 6 ¾% Senior Notes due 2013, and the guarantees thereof given by the Subsidiary Guarantors, including specifically, but without limiting the generality of the foregoing, the power and authority to sign for me, in my name and behalf in my capacities as director and/or officer of the Company and/or one or more Subsidiary Guarantors (individually or on behalf of the Company or a Subsidiary Guarantor), such registration statement, and any and all amendments and supplements thereto, and to file the same, with all exhibits thereto and other instruments or documents in connection therewith, with the Securities and Exchange Commission, and hereby ratify and confirm all that said attorneys and agents, or any of them, may do or cause to be done by virtue hereof.

                IN WITNESS WHEREOF, I have executed this Powers of Attorney as of July 25, 2003.

/s/ PAUL M. ARESON	/s/ BERNARD LEMAIRE
Paul M. Areson	Bernard Lemaire

/s/ PAUL R. BANNERMAN	/s/ LAURENT LEMAIRE
Paul R. Bannerman	Laurent Lemaire

/s/ JULES BERNIER	/s/ PATRICK LEMAIRE
Jules Bernier	Patrick Lemaire

/s/ MARC-ANDRÉ DEPIN	/s/ CHARLES MALO
Marc-André Dépin	Charles Malo

/s/ CHRISTIAN DUBÉ	/s/ JEAN ROBERT NADEAU
Christian Dubé	Jean-Robert Nadeau

/s/ FRANCOIS GUITÉ	/s/ GILLES PHARAND
François Guité	Gilles Pharand

/s/ ROBERT F. HALL	/s/ RAYMOND ROYER
Robert F. Hall	Raymond Royer

/s/ GEORGE KOBRINSKY	/s/ SAL SCIARRINO
George Kobrinsky	Sal Sciarrino

/s/ ALAIN LEMAIRE	/s/ CHARLES SMITH
Alain Lemaire	Charles Smith

Annex A

Name	State or Jurisdiction of Incorporation
Norampac Industries Inc.	New York
Norampac Leominster Inc.	Massachusetts
Norampac New York City Inc.	New York
Norampac Schenectady inc.	New York
Noramapc Texas GP Inc.	Texas
3815251 Canada Inc.	Canada
3815269 Canada Inc.	Canada
Newfoundland Containers Limited	Newfoundland
Norampac Dallas-Fort Worth LP	Texas
Norampac Finance U.S. Inc.	Delaware
Norampac Holdings U.S. Inc.	Delaware
1426835 Ontario Inc.	Ontario